                                                                    EXHIBIT 10.2


                             U.S. TECHNOLOGIES INC.
                   1999 STOCK OPTION PLAN, AS FURTHER AMENDED

                                   1. PURPOSE

         The purpose of the U.S. Technologies Inc. 1999 Stock Option Plan (the "Stock Option Plan") is to encourage and enable eligible directors, officers, key employees and consultants of U.S. Technologies Inc. (the "Company") and its subsidiaries to acquire proprietary interests in the Company, through the ownership of Common Stock of the Company (the "Stock"). The Company believes that directors, officers, key employees and consultants who participate in the Stock Option Plan will have a closer identification with the Company by virtue of their ability as shareholders to participate in the growth and earnings of the Company. The Plan also is designated to provide motivation for participating directors, officers, key employees and consultants to remain a director, employee or consultant of the Company and its subsidiaries and to give greater effort on behalf of the Company and its subsidiaries. It is the intention of the Company that the Stock Option Plan provide for the award of incentive stock options (the "Qualified Options") qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder, as well as the award of nonqualified stock options (the "Non-Qualified Options"). Accordingly, the provisions of the Stock Option Plan related to the Qualified Options shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 422 of the Code.

                                 2. DEFINITIONS

         The following words or terms shall have the following meanings:

         (a) "Agreement" shall mean a stock option agreement between the Company and an Eligible Employee or Eligible Participant pursuant to the terms of this Plan.

         (b) "Board of Directors" shall mean the Board of Directors of the Company.

         (c) "Change in Control of the Company" shall mean if: (a) any "person" (defined as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than a "person" who together with all members of such person's family as of November 29, 1999 was the beneficial owner, directly or indirectly, of thirty-five percent (35%) or more of the Company's Common Stock, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors; (b) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (x) have been Board members continuously since the beginning of such period or (y) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (x) who were still in office at the time such election or nomination was approved by the Board; or (c) the shareholders shall approve the sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a) or (b) above.



                                                                    Exhibit 10.2

         (d) "Committee" shall mean the committee by the Board of Directors for the purpose of administering the Stock Option Plan, which committee shall at all times consist of two or more Non-Employee Directors.

         (e) "Company" shall mean U.S. Technologies Inc., a corporation chartered under the laws of the State of Delaware.

         (f) "Eligible Employee(s)" shall mean key employees regularly employed by the Company or a Subsidiary (including officers, whether nor not they are directors) as the Board of Directors or the Committee shall select from time to time.

         (g) "Eligible Participant(s)" shall mean an Eligible Employee, a Non-Employee Director or consultants or advisors who are not employees of the Company or a Subsidiary but who, in the sole discretion of the Board of Directors or the Committee, are providing or are expected to provide benefits, including actual services, to the Company or a Subsidiary.

         (h) "Market Price" shall mean the fair market value of the Company's Common Stock as determined by the Board of Directors or the Committee, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, which the Board of Directors or the Committee shall in its discretion select and apply at the time of the grant of the option concerned. Subject to the foregoing, the Board of Directors or the Committee, in fixing the market price, shall have full authority and discretion and be fully protected in doing so.

         (i) "Non-Employee Director(s)" means a member of the Board of Directors or a member of the board of directors of a Subsidiary, in each case, who is not a regular salaried employee of the Company or one of its Subsidiaries. As it relates to members of the Committee as such term is defined in this Section 2, "Non-Employee Director" shall have the meaning set forth in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (including any successor statute, rule or regulation) and the meaning of an "outside director" as set forth in Section 162(m) of the Code and the rules and regulations thereunder (including any successor statute, rule or regulation).

         (j) "Optionee" shall mean an Eligible Employee or Eligible Participant having a right to purchase Common Stock pursuant to the Stock Option Plan.

         (k) "Option(s)" shall mean the right or rights granted to Eligible Employees or Eligible Participants to purchase Common Stock under the Stock Option Plan.

         (l)      "Permanent and total disability" shall be as defined in
Section 22(e)(3) of the Code.

         (m)      "Plan" shall mean this U.S. Technologies Inc. 1999 Stock
Option Plan.

         (n) "Shares", "Stock" or "Common Stock" shall mean shares of the $.02 par value Common Stock of the Company.

         (o) "Subsidiary" shall mean any corporation, if the Company owns or controls, directly or indirectly, a majority of the voting stock of such corporation.

         (p) "Ten Percent Owner" shall mean an individual who, at the time an Option is granted, owns directly or indirectly (under the ownership attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary.



                                                                    Exhibit 10.2

                                3. EFFECTIVE DATE

         The effective date of the Stock Option Plan (the "Effective Date") shall be the date the Stock Option Plan is adopted by the Board of Directors or the date the Stock Option Plan is approved by the shareholders of the Company, whichever is earlier. The Stock Option Plan must be approved by the affirmative vote of not less than a majority of the Shares entitled to vote at a meeting at which a quorum is present, which shareholder vote must be taken within twelve months after the date the Stock Option Plan is adopted by the Board of Directors. Such shareholder vote shall not alter the Effective Date of the Stock Option Plan. In the event shareholder approval of the adoption of the Stock Option Plan is not obtained within the aforesaid twelve-month period, then any Options granted in the intervening period shall be nonqualified stock options and not entitled to incentive stock option treatment under the provisions of
Section 422 of the Code.

                           4. SHARES RESERVED FOR PLAN

         The Common Stock to be sold to Eligible Participants under the Stock Option Plan may at the election of the Board of Directors or the Committee be either treasury shares or Shares originally issued for such purpose. The maximum number of Shares which shall be reserved and made available for sale under the Stock Option Plan shall be 30,000,000 provided, however, that such Shares shall be subject to the adjustments provided in Section 8(h); and provided further that, options shall not be exercisable with respect to more than 8,000,000 Shares unless and until the Company's Restated Certificate of Incorporation has been amended to authorize the issuance of at least 200,000,000 shares of Common Stock. Any Shares subject to an Option which for any reason expires or is terminated unexercised may again be subject to an Option under the Stock Option Plan.

                   5. ADMINISTRATION OF THE STOCK OPTION PLAN

         The Stock Option Plan shall be administered by the Board of Directors or the Committee.

         Within the limitations described herein and except as otherwise provided in the Stock Option Plan, the Board of Directors or the Committee shall administer the Stock Option Plan, select the Eligible Participants to whom Options will be granted, determine the number of shares of Stock to be optioned to each Eligible Participant and interpret, construe and implement the provisions of the Stock Option Plan. The Board of Directors or the Committee shall also determine the price to be paid for the shares of Stock upon exercise of each Option, the period within and the times at which (including vesting, whether exercisable in whole or in part and the acceleration of any vesting) each Option may be exercised, and the terms and conditions, consistent with the terms of the Stock Option Plan, of each Option granted pursuant to the Stock Option Plan; provided that, unless otherwise expressly set forth to the contrary in an Optionee's Agreement, in the event of a Change in Control of the Company, all outstanding Options not then exercisable but subject to vesting pursuant to such Optionee's Agreement shall be deemed vested and shall immediately become exercisable.

         The Board of Directors and the Committee, in connection with their administration of the plan, may adopt or effect, or authorize the Company to adopt or effect, procedures and practices with respect to the Stock Option Plan and options awarded or exercised pursuant thereto so that actions, including option exercises, are in compliance or satisfy, when appropriate, relevant legal requirements, including under applicable securities and tax (including withholding taxes) laws and related rules, regulations and policies. The Board of Directors and Committee members shall be reimbursed for out-of-pocket expenses reasonably incurred in the administration of the Stock Option Plan.

         If the Stock Option Plan is administered by the Board of Directors, a majority of the members of the Board of Directors shall constitute a quorum, and the act of a majority of the members of the Board of



                                                                    Exhibit 10.2

Directors present at any meeting at which a quorum is present, or acts approved in writing by all members of the Board of Directors shall be the acts of the Board of Directors. If the Stock Option Plan is administered by the Committee, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee shall be the acts of the Committee.

                                 6. ELIGIBILITY

         Options granted pursuant to Section 8 shall be granted only to Eligible Employees. Options granted pursuant to Section 9 may be granted to Eligible Participants.

                      7. DURATION OF THE STOCK OPTION PLAN

         The Stock Option Plan shall expire on the tenth anniversary of the Effective Date, but with respect to Options granted hereunder prior to such date, shall remain in effect until all Shares subject to or which may become subject to the Stock Option Plan shall have been purchased pursuant to such Options; provided that Options under the Stock Option Plan must be granted within ten years from the Effective Date.

                      8. QUALIFIED INCENTIVE STOCK OPTIONS

         It is intended that Options granted under this Section 8 shall be "qualified incentive stock options" as defined under the provisions of Section 422 of the Code and the regulations thereunder or corresponding provisions of subsequent revenue laws and regulations in effect at the time such Options are granted. Such Options shall be evidenced by Agreements in such form and not inconsistent with this Plan as the Committee or the Board of Directors shall approve from time to time, which Agreements shall contain in substance the following terms and conditions:

         (a) Price. The purchase price for shares of Stock purchased upon exercise will be equal to 100% of the Market Price on the day the Option is granted, as determined by the Board of Directors or the Committee; provided that the purchase price of Stock deliverable upon the exercise of a qualified incentive stock option granted to a Ten Percent Owner shall be not less than one hundred ten percent (110%) of the Market Price on the day the Option is granted, as determined by the Board of Directors or the Committee, but in no case less than the par value of such shares of Stock.

         (b) Number of Shares. The Agreement shall specify the number of shares of Stock which the Optionee may purchase under such Option.

         (c) Exercise of Options. The Shares subject to the Option may be purchased in whole or in part by the Optionee in accordance with the terms of the Agreement, from time to time after shareholder approval of the Stock Option Plan, but in no event later than ten years from the date of grant of the Option. Notwithstanding the foregoing, shares of Stock subject to an Option granted to a Ten Percent Owner shall be exercisable no later than five years from the date of grant of the Option.

         (d) Medium and Time of Payment. Shares of Stock purchased pursuant to an Agreement shall be paid for in full at the time of purchase. Payment of the purchase price shall be in cash; provided, however, that in lieu of cash, an Optionee may, to the extent permitted by applicable law, exercise an Option in whole or in part, by delivering to the Company shares of Common Stock of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such Optionee (including shares to be acquired pursuant to the Option being exercised) having a fair market value equal to the aggregate purchase price of the shares as to which the Option is being exercised. The fair market value of the stock so delivered shall be determined as of the date immediately preceding the date on which the Option is exercised, or as may be required in order to comply with or to



                                                                    Exhibit 10.2
conform to the requirements of any applicable laws or regulations. Upon receipt of payment, the Company shall, without transfer or issue tax, deliver to the Optionee (or other person entitled to exercise the Option) a certificate or certificates for such shares of Stock.

         (e) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares of Stock covered by an Option until the date of issuance of the stock certificate to the Optionee for such shares of Stock. Except as otherwise expressly provided in the Stock Option Plan, no adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

         (f) Non-assignability of Option. No Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by him or her.

         (g) Effect of Termination of Employment or Death. In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or of a Subsidiary for any reason (including retirement) other than death or permanent and total disability, any Option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire 90 days from the date of such termination, but in no event after the term provided in the Optionee's Agreement; provided, however, that if such Optionee is also a director of the Company, or a Subsidiary at the time of cessation of employment, the termination of the employment of the Optionee will be deemed to have occurred only upon the Optionee's resignation or retirement as a director of the Company or Subsidiary. In the event that an Optionee ceases to be an employee of the Company or a Subsidiary for any reason (including retirement) other than death or permanent and total disability prior to the time that an Option or portion thereof becomes exercisable, such Option or portion thereof which is not then exercisable shall terminate and be null and void. Whether authorized leave of absence for military or government service shall constitute termination of employment for the purpose of this Plan shall be determined by the Board of Directors or the Committee, which determination shall be final and conclusive.

         In the event that an Optionee ceases to be an employee of the Company or a Subsidiary by reason of death or permanent and total disability, any Option or unexercised portion thereof which was otherwise exercisable on the date such Optionee ceased employment shall expire unless exercised within a period of one year from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee's Agreement. In the event that an Optionee ceases to be an employee of the Company or a Subsidiary by reason of death or permanent and total disability, any Option or portion thereof which was not exercisable on the date such Optionee ceased employment shall become immediately exercisable for a period of one year from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee's Agreement.

         In the event of the death of an Optionee, the Option shall be exercisable by his or her personal representatives, heirs or legatees, as provided herein.

         (h) Recapitalization. In the event that dividends are payable in Common Stock of the Company or in the event there are splits, subdivisions or combinations of the Common Stock, the number of shares of Stock available under the Stock Option Plan shall be increased or decreased proportionately, as the case may be, and the number of shares of Stock deliverable upon the exercise thereafter of any Option theretofore granted shall be increased or decreased proportionately, as the case may be.

         (i) Reorganization. In case the Company is merged or consolidated with another corporation and the Company is not in the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall either
(i) make appropriate provision for the



                                                                    Exhibit 10.2
protection of any outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the Common Stock, provided only that the excess of the aggregate fair market value of the shares of Stock subject to Option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares of Stock subject to Option immediately before such substitution over the purchase price thereof, or (ii) upon written notice to the Optionee provide that the Option (subject to the second paragraph of Section 5, including in the discretion of the Board of Directors any portion of such Option which is not then exercisable) must be exercised within sixty days of the date of such notice, or it will be either terminated or (including, in the discretion of the Board of Directors, any portion of such Option which is not then exercisable) deemed exercised based on the net value of such Option in light of its then exercise price per share and the value of the consideration to be received by holders of Common Stock as a result of such transaction or event. If any adjustment under this Section 8(i) would create a fractional share of Stock or a right to acquire a fractional share, such shall be disregarded and the number of shares of Stock available under the Stock Option Plan and the number of shares of Stock covered under any Options previously granted pursuant to the Stock Option Plan shall be the next lower number of shares of Stock, rounding al fractions downward. An adjustment made under this Section 8(i) by the Board of Directors shall be conclusive and binding on all affected persons.

         Except as otherwise expressly provided in this Plan, the Optionee shall have the no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or prices of Common Stock subject to an Option.

         The grant of an Option pursuant to the Stock Option Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         (j) Annual Limitation. The aggregate fair market value (determined at the time the Option is granted) of the shares of Stock with respect to which qualified incentive stock options are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Any excess over such amount shall be deemed to be related to and part of a nonqualified stock option granted pursuant to
Section 9 of the Stock Option Plan.

         (k) General Restriction. Each Option shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares of Stock subject to such Option upon any securities exchange or under any state or federal law, or the consent of approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares of Stock thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Alternatively, such Options shall be issued and exercisable only upon such terms and conditions and with such restrictions as shall be necessary or appropriate to effect exemption from such listing, registration, or other qualification requirement.

                          9. NONQUALIFIED STOCK OPTIONS

         (a) Within the limitations described in Section 9(b), the Board of Directors or the Committee may grant to Eligible Participants Options under the Stock Option Plan which are not "qualified incentive



                                                                    Exhibit 10.2
stock options" as defined under the provisions of Section 422 of the Code. Such nonqualified stock options shall be evidenced by Agreements in such form and not inconsistent with this Plan as the Board of Directors or the Committee shall approve from time to time, which Agreements shall contain in substance the same terms and conditions as set forth in Section 8 hereof with respect to qualified incentive stock options (except that, with respect to Options awarded to Non-Employee Directors, references to employment with the Company shall be deemed to mean service on the Board of Directors and, with respect to consultants, references to employment with the Company shall be deemed to mean benefits being provided or expected to be provided, including actual services, to the Company or a Subsidiary); provided, however, that the limitations set forth in Sections 8(a) and 8(c) with respect to Ten Percent Owners shall not be applicable to nonqualified stock options granted to any Ten Percent Owner, and the limitation set forth in Section 8(j) with respect to the annual limitation of incentive stock options shall not be applicable to nonqualified stock option grants; provided further, that nonqualified stock options may be granted at a purchase price equal to not less than 75% of the Market Price on the day the Option is granted.

         (b) With respect to Non-Employee Directors then serving on the Committee, nonqualified stock options may be granted pursuant to Section 9(a) of the Stock Option Plan to such Non-Employee Directors only upon authorization and approval by the Board of Directors or the shareholders of the Company; provided that, where the Board of Directors authorizes Option grants under this Section 9(b), the Non-Employee Director to receive such Options shall not participate in the Board of Director's authorization of such grant.

                     10. AMENDMENT OF THE STOCK OPTION PLAN

         The Stock Option Plan may at any time or from time to time be terminated, modified or amended by the affirmative vote of not less than a majority of the shares present and voting thereon by the Company's shareholders at the meeting of the shareholders at which a quorum is present. The Board of Directors may at any time and from time to time modify or amend the Stock Option Plan in any respect, except that without shareholder approval the Board of Directors may not (i) increase the maximum number of shares of Stock for which Options may be granted under the Stock Option Plan (other than increases due to changes in capitalization as referred to in Section 8(h) hereof), or (ii) extend the maximum period during which Options may be granted or exercised, or (iii) change the class of persons eligible for Options under the Stock Option Plan, or
(iv) otherwise materially modify the requirements as to eligibility for participation in the Stock Option Plan. The termination or any modification or amendment of the Stock Option Plan shall not, without the written consent of an Optionee, affect his or her rights under an Option or right previously granted to him or her. With the written consent of the Optionee affected, the Board of Directors or the Committee may amend outstanding Agreements in a manner not inconsistent with the Stock Option Plan. Without employee consent, the Board of Directors or the Committee may at any time and from time to time modify or amend outstanding Agreements in such respects as it shall deem necessary in order that incentive stock options granted hereunder shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time respecting qualified incentive stock options. The Board of Directors may also suspend the granting of Options pursuant to the Stock Option Plan at any time and may terminate the Stock Option Plan at any time; provided, however, no such suspension or termination unless (i) the affected participant consents in writing to such modification or amendment or (ii) there is a dissolution or liquidation of the Company.

                               11. BINDING EFFECT

         All decisions of the Board of Directors or the Committee involving the implementation, administration or operation of the Stock Option Plan or any offering under the Stock Option Plan shall be binding on the Company and on all persons eligible or who become eligible to participate in the Stock Option Plan.



                                                                    Exhibit 10.2

                            12. APPLICATION OF FUNDS

The proceeds received by the Company from the sale of Common Stock pursuant to Options exercised hereunder will be used for general working capital.



                                                                    Exhibit 10.2
                                                                          Page 8